Exhibit 31.3

Rule 13a-14(a)/15d-14(a) Certification

I, Lawrence Stephenson, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 10-Q/A of Evolution Blockchain Group Inc. (formerly Garmatex Holdings Inc); and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 19, 2018	/s/ Lawrence Stephenson
Lawrence Stephenson
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Chief Financial Officer)